UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 3, 2022

REDHAWK HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-54323	20-3866475
(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification No.)

100 Petroleum Drive,Suite 200, Lafayette, Louisiana 70508
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (337) 269-5933

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

The Registrant has concluded a twelve-month investigation into numerous false and misleading statements about the Registrant posted on the InvestorHub (“Ihub”), a social media website forum for investors to gather and share accurate insights and discussions about market information. These false statements posted under pseudonyms and appear to be deliberate attempts to adversely influence the Registrant’s stock price.

The Registrant announced today that it has now engaged litigation and securities counsel and expects file multiple “John Doe” lawsuits alleging, but not limited to, securities fraud and tortious interference with the Registrant’s business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

REDHAWK HOLDINGS CORP.

Date: January 3, 2022	By:	/s/ G. Darcy Klug
G. Darcy Klug
Chief Financial Officer